Exhibit 16.1

November 16, 2020 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Shift Technologies, Inc.

File No. 001-38839

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Shift Technologies, Inc. dated November 16, 2020, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP